Exhibit 99

NEWS RELEASE
FOR IMMEDIATE RELEASE
Synalloy Names New Chief Financial Officer

Spartanburg, S.C., July 13, 2015 - Synalloy Corporation (Nasdaq: SYNL), a growth oriented company that engages in a number of diverse business activities including the production of stainless steel pipe, fiberglass and steel storage tanks, and specialty chemicals and the master distribution of seamless carbon pipe and tube, is pleased to announce that effective immediately, Dennis M. Loughran has joined the company as Senior Vice President and Chief Financial Officer. Mr. Loughran’s experience includes eleven years with Reynolds Metals Company and six years as Vice President Finance and Supply Chain with Alcoa Consumer Products. More recently, he served as the Chief Financial Officer for Rogers Corporation (NYSE: ROG) and privately owned Citadel Plastics.

"We are excited to have someone of Dennis’ caliber join the senior management team at Synalloy," said Synalloy’s President and CEO, Craig Bram. "Dennis has extensive experience in M&A and has spent his entire career working with manufacturing companies. I have known Dennis for over thirty years and his collaborative management style will be an excellent fit with the Synalloy team."

Richard Sieradzki, Synalloy’s former Chief Financial Officer, will fill the role of Chief Accounting Officer and will report directly to Mr. Loughran.

For more information about Synalloy Corporation, please visit our web site at www.synalloy.com.

Forward-Looking Statements
This release includes and incorporates by reference "forward-looking statements" within the meaning of the federal securities laws. All statements that are not historical facts are "forward-looking statements." The words "estimate," "project," "intend," "expect," "believe," "should," "anticipate," "hope," "optimistic," "plan," "outlook," "could," "may" and similar expressions identify forward-looking statements. The forward-looking statements are subject to certain risks and uncertainties, including without limitation those identified below, which could cause actual results to differ materially from historical results or those anticipated. Readers are cautioned not to place undue reliance on these forward-looking statements. The following factors could cause actual results to differ materially from historical results or those anticipated: adverse economic conditions; the impact of competitive products and pricing; product demand and acceptance risks; raw material and other increased costs; raw materials availability; employee relations; ability to maintain workforce by hiring trained employees; labor efficiencies; customer delays or difficulties in the production of products; new fracking regulations; a prolonged decrease in oil prices; unforeseen delays in completing the integrations of acquisitions; risks associated with mergers, acquisitions, dispositions and other expansion activities; financial stability of our customers; environmental issues; unavailability of debt financing on acceptable terms and exposure to increased market interest rate risk; inability to comply with covenants and ratios required by our debt financing arrangements; ability to weather an economic downturn; loss of consumer or investor confidence and other risks detailed from time-to-time in the Company's Securities and Exchange Commission filings. The Company assumes no obligation to update the information included in this release.

Contact: Craig Bram at (804) 822-3261